EXHIBIT 99.1

[LOGO OF MICROMUSE NETCOOL®SOLUTIONS]	Press Release

Investor Relations contact: Kristin Jordahl VP, Corporate Communications (415) 343-7636 kristin.jordahl@micromuse.com	Public Relations contact: Nicole Fortenberry Director, Public Relations (212) 895-8732 nicole.fortenberry@micromuse.com

JULY 29, 2003

MICROMUSE APPOINTS LLOYD CARNEY AS CHAIRMAN OF THE BOARD

AND CHIEF EXECUTIVE OFFICER

Networking Industry Veteran Brings Visionary Leadership, Operational Acumen,

and Strong Customer Orientation to Micromuse

SAN FRANCISCO – Micromuse Inc. (Nasdaq: MUSE), the leading provider of business and service assurance software, today announced the appointment of Lloyd Carney as Chairman of the Board and Chief Executive Officer, effective immediately. Mr. Carney will be based at Micromuse’s global headquarters in San Francisco, California. Mike Luetkemeyer, who has served as Interim CEO since January 1, 2003, will continue in his role as Chief Financial Officer and as a member of the Micromuse Board of Directors. Dave Schwab, who has served as Micromuse’s non-executive Chairman of the Board since January 1, 2003, will become lead independent director of the board.

A twenty-year veteran of the networking industry, Mr. Carney joins Micromuse from Juniper Networks, where he served as Chief Operating Officer and Executive Vice President and oversaw a broad range of business operations including the sales, marketing, engineering, manufacturing, and customer service organizations. Prior to Juniper Networks, he held various executive positions at Nortel Networks, including President of the Enterprise Division, a multi-billion dollar voice and data services business unit, and President of the Wireless Internet Division, a carrier-focused multi-billion dollar business unit delivering advanced wireless technologies to the marketplace. He was also responsible for Nortel’s Optivity line of network management software solutions.

“On behalf of the Micromuse Board of Directors and the executive team, I am extremely pleased to welcome Lloyd to Micromuse,” said Mr. Luetkemeyer. “Lloyd’s deep knowledge of the networking industry, his extensive network of professional relationships, and his intuitive understanding of our customers’ requirements and challenges are attributes that will allow him to make an immediate and beneficial impact.”

Mr. Carney served as Bay Networks’ executive vice president and as general manager of their Enterprise Business Group prior to the company’s acquisition by Nortel Networks. Mr. Carney’s career also includes managerial and engineering roles at Data General, Prime Computer, Proteon, and Radio Corporation of America (RCA). Over the course of his career, he has accumulated vast experience working in large and small companies, in both the U.S. and overseas.

“I’m very impressed by Micromuse’s experienced executive team, solid financial performance, blue-chip customer base, and strong product brand,” said Mr. Carney. “As Chairman of the Board and Chief Executive Officer of Micromuse, I intend to drive and nurture the key processes by which the company delivers value to its customers, shareholders, and employees.”

Micromuse will host a conference call and simultaneous webcast today, Tuesday, July 29, 2003 at 12:00 PM PT, 3:00 PM ET to provide further details on this announcement. The live call will be available to the general public by dialing 888-276-0010 (domestic) or 612-332-7517 (international). A live webcast of the conference call will be available at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=MUSE&script=2100 or via a link from the Micromuse web site at http://www.micromuse.com/. From the web site home page, select the “Our Company” link and then select “Investor Relations” to access the live webcast.

A replay of this conference call will be available by dialing 800-475-6701 (domestic) or 320-365-3844 (international) and entering access code 693839. The replay will be available from Tuesday, July 29 at 3:30 PM PT until Tuesday, August 5 at 11:59 PM PT. The replay will also be available as an archived audio file at http://www.micromuse.com/. From the web site home page, select the “Our Company” link, the “Investor Relations” link, and the “Audio Archives” link to access the web-based replay.

About Micromuse

Micromuse Inc. (Nasdaq: MUSE) is the leading provider of service and business assurance software solutions. The Netcool® software suite provides organizations with the assurance that their IT systems are supporting and driving profits 24 hours a day. Unlike traditional infrastructure management systems, Netcool solutions provide realtime end-to-end visibility and accurate troubleshooting from a business perspective. Such business intelligence allows organizations to respond to problems quickly, streamline workflow processes and improve business uptime. Micromuse customers include AT&T, BT, Cable & Wireless, Charles Schwab, Deutsche Telekom, Digex, EarthLink, GE Appliances, ITC^DeltaCom, J.P. Morgan Chase, T-Mobile and Verizon.

Headquarters are located at 139 Townsend Street, San Francisco, Calif. 94107. Tel: (415) 538-9090. The Web site is at www.micromuse.com

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Micromuse and Netcool are registered trademarks of Micromuse Ltd. All other trademarks and registered trademarks in this document are the properties of their respective owners. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.

The factors that could cause actual future results to differ materially from the forward-looking statements include the following: fluctuations in customer demand, the Company’s ability to manage its growth (including the ability to hire sufficient sales and technical personnel), the risks associated with the expansion of the Company’s distribution channels, the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the Company’s markets, the risks associated with competition, the risks associated with international sales as the Company expands its markets, and the ability of the Company to compete successfully in the future, as well as other risks identified in the Company’s Securities and Exchange Commission Filings, including but not limited to those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and on Form 10-K on file with the Securities and Exchange Commission and available on the Company’s Web site.